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                                                                    Exhibit 23.1


              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8 No. 333-82841 and 333-86551) of EMusic.com Inc., of our report dated January 26, 1999, with respect to the consolidated financial statements of Tunes.com, Inc. and to the use of our report dated June 22, 1998 with respect to the financial statements of Tunes Network, Inc, included in this Current Report (Form 8-K) dated December 22, 1999, both filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP

Chicago, Illinois
December 21, 1999